Exhibit 10.7

EXECUTION VERSION

SECOND AMENDED AND RESTATED MASTER SPREAD ACQUISITION AND MSR SERVICING AGREEMENT

PREAMBLE

This Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement (the “Agreement”) is entered into by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Seller”), on the one hand, and PennyMac Holdings, LLC, a Delaware limited liability company (“PMH” or the “Purchaser”), as of December 19, 2016.

RECITALS

WHEREAS, the Seller and the Purchaser previously entered into the Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of April 20, 2015, as amended by the Amendment No. 1 to Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of August 26, 2015 and the Amendment No. 2 to Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of November 10, 2015 (the “Existing Agreement”);

WHEREAS, the Seller may from time to time originate, or acquire from third parties, mortgage servicing rights;

WHEREAS, the Purchaser may from time to time desire to acquire the right to excess servicing spread arising from such mortgage servicing rights;

WHEREAS, the Seller and the Purchaser desire that the Seller service the mortgage loans to which such servicing rights relate and provide additional administrative services;

WHEREAS, the Seller desires to retain the right to refinance the residential mortgage loans in the pool and the Seller will obtain a competitive benefit from serving as the servicer of such mortgage loans and the Purchaser consents to such right, as long as the Servicing Rights and a portion of the servicing spread with respect to the newly-originated residential mortgage loans and/or similar residential mortgage loans are retained by the Seller and the excess servicing spread with respect to such mortgage loans is assigned by the Seller to the Purchaser as described herein;

WHEREAS, the Seller desires to create a Participation Certificate (as defined herein) to evidence the Purchased MSR Excess Spread;

WHEREAS, the Purchaser desires to finance the Participation Certificate with the Seller pursuant to the Master Repurchase Agreement, dated as of the date hereof, by and between the Purchaser, as seller thereunder, and Seller, as buyer thereunder (as amended, modified or supplemented from time to time hereafter, the “PMH Repurchase Agreement”), and the Seller has required certain changes in order to facilitate the same;

WHEREAS, the Seller desires to acquire financing to fund its advances under the PMH Repurchase Agreement pursuant to the Master Repurchase Agreement, dated as of the date hereof, between the Seller, as seller thereunder, and the Issuer, as buyer thereunder (as amended, modified or supplemented from time to time hereafter, the “PC Repurchase Agreement”);

WHEREAS, the Purchaser has agreed to return each Participation Certificate issued under the Existing Agreement to the Seller for cancellation, in exchange for the Participation Certificate to be issued on the date hereof and any cash necessary to reflect any difference in the aggregate value of each Participation Certificate issued under the Existing Agreement and the value of the Participation Certificate issued on the date hereof; and

WHEREAS, the parties hereto have requested that the Existing Agreement be amended and restated, in its entirety, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01                             Definitions. For purposes of this Agreement (which, for the avoidance of doubt, shall include the Preamble and Recitals hereto), the following capitalized terms, unless the context otherwise requires, shall have the respective meanings set forth below:

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, (i) those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and (ii) those practices required by Ginnie Mae.

“Acknowledgement Agreement” means the Acknowledgement Agreement, dated as of December 19, 2016, among the Issuer, Citibank, N.A., as indenture trustee and Ginnie Mae, as amended, restated, supplemented or otherwise modified from time to time.

“Additional Mortgage Loan” means a Mortgage Loan with respect to which the Seller, (i) in order to eliminate the Shortfall Amount in whole or in part, assigns to the Purchaser the applicable Transaction Excess Spread Percentage of the Secondary Portfolio Excess Spread on such Additional Mortgage Loan, or (ii) in lieu of including any Modified Loan(s) in the Primary Portfolio or Secondary Portfolio, assigns to the Purchaser the applicable Purchased MSR Excess Spread on such Additional Mortgage Loan.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by management contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that Affiliates of the Purchaser shall include only PennyMac Mortgage Investment Trust and its wholly-owned subsidiaries, and Affiliates of the Seller shall include only Private National Mortgage Acceptance Company, LLC and its wholly-owned subsidiaries.

“Agreement” has the meaning set forth in the recitals hereto.

“Allowed Retention Percentage” has the meaning set forth in Section 4.01(a).

“Alternative Mortgage Loan” has the meaning set forth in Section 4.01(b).

“Ancillary Income” means all income derived from a Mortgage Loan (other than payments or other collections in respect of principal, interest, escrow payments and prepayment penalties attributable to such Mortgage Loan) and to which the Seller, as the servicer of the Mortgage Loan, is entitled in accordance with the Ginnie Mae Contract.

“Approved Valuation Firm” means any valuation firm that has been approved by a majority of both the independent directors of PennyMac Financial Services, Inc., in the case of the Seller, and the independent trustees of PennyMac Mortgage Investment Trust, in the case of the Purchaser.

“Assignment” means an assignment substantially in the form of Exhibit C.

“Assignment Date” means, with respect to any Mortgage Loan Identification Date, the date that is ten (10) Business Days following such Mortgage Loan Identification Date or such other date as may be set forth in the applicable Confirmation.

“Base Indenture” means the Base Indenture, dated as of December 19, 2016, among, the Issuer, as issuer, Citibank, N.A., as indenture trustee, as calculation agent, as paying agent and as securities intermediary, Seller, as administrator and as servicer, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, and Pentalpha Surveillance LLC, as the credit manager, as amended, restated, supplemented or otherwise modified from time to time, including the schedules and exhibits thereto.

“Base Servicing Fee” means, with respect to each Mortgage Loan included in the Portfolio, an amount equal to one-twelfth (1/12) of the Base Servicing Fee Rate multiplied by the unpaid principal balance of such Mortgage Loan as of the first day of the Collection Period due to the Seller as servicer; provided, however, that (1) if the initial Collection Period is less than a full month, such fee for each such Mortgage Loan shall be an amount equal to the product of the fee otherwise described above and a fraction, the numerator of which is the number of days in such initial Collection Period for such Mortgage Loan and the denominator of which is 30; (2) if any Mortgage Loan ceases to be part of the Portfolio during such Collection Period as a result of a termination of the Seller’s duties as servicer under the Servicing Contract, the portion of such amount that is attributable to such Mortgage Loan shall be adjusted to an amount equal to the product of such portion and a fraction, the numerator of which is the number of days in such Collection Period during which such Mortgage Loan was included in the Portfolio and denominator of which is 30; and (3) if the Primary Portfolio Collections for such Primary Portfolio and such Collection Period or the Secondary Portfolio Collections for such Secondary Portfolio and such Collection Period were used to cover prepayment interest shortfalls on the related Primary Portfolio Mortgage Loans or the related Secondary Portfolio Mortgage Loans, as the case may be, the fee otherwise described above shall be reduced by the amount of such reduction.

“Base Servicing Fee Rate” means 0.10%.

“Business Day” means any day other than (i) a Saturday or Sunday, or (ii) any other day on which national banking associations or state banking institutions in New York, New York, the State of California, the State of Texas or the Federal Reserve Bank of New York, are authorized or obligated by law, executive order or governmental decree to be closed.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collection Period” means, with respect to each Transaction Remittance Date, the calendar month preceding the month in which such Transaction Remittance Date occurs.

“Confirmation” means (i) with respect to any Purchased MSR Excess Spread existing as of the date hereof, the applicable letter agreement between the Seller and the Purchaser, and (ii) with respect to Purchased MSR Excess Spread related to any Transaction Portfolio acquired after the date hereof, a letter agreement between the Seller and the Purchaser substantially in the form attached hereto as Exhibit A that includes a mortgage loan schedule and sets forth each of a “transaction settlement date”, a “transaction purchase price percentage”, a “transaction asset purchase agreement,” “a transaction threshold percentage” and an “allowed retention percentage”.

“Confirmation Date” means the date of a Confirmation.

“Creation Date” means with respect to Primary Portfolio Excess Spread and the related Secondary Portfolio Excess Spread previously acquired, the date hereof, and with respect to Primary Portfolio Excess Spread and the related Secondary Portfolio Excess Spread acquired after the date hereof, the Transaction Settlement Date.

“Cut-off Date” means, with respect to each Primary Portfolio, the date set forth in the related Confirmation.

“Dedicated Account” means (i) during the term of the PMH Repurchase Agreement, the “Dedicated Account” as such term is defined in the PMH Repurchase Agreement, and (ii) after the termination of the PMH Repurchase Agreement and payment of all related obligations under the PC Repurchase Agreement, the PMH Custodial Account.

“Eligible Account” means any of (i) an account or accounts maintained with an insured depository institution that meets the rating requirements adopted by Ginnie Mae and set forth in the Ginnie Mae Guide, and that is (w) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws of the United States, (x) a banking or savings and loan association duly organized, validly existing and in good standing under the applicable laws of any state, (y) a national banking association duly organized, validly existing and in good standing under the federal banking laws of the United States, or (z) a principal subsidiary of a bank holding company; or (ii) a segregated trust account maintained in the trust department of a federal or state chartered depository institution or trust company in the United States, having capital and surplus of not less than $50,000,000, and that meets the rating requirements adopted by Ginnie Mae and set forth in the Ginnie Mae Guide, acting in its fiduciary capacity.

“Event of Default” means, an “Event of Default” as such term is defined in the PC Repurchase Agreement.

“Excess Refinancing Percentage” has the meaning set forth in Section 4.01(a).

“Excess Spread Rate” means, as to any Mortgage Loan, (i) with respect to any Purchased MSR Excess Spread existing as of the date hereof, the excess of the Gross Servicing Fee Rate for such Mortgage Loan (and any related Additional Mortgage Loan, New Mortgage Loan or Modified Loan) over the Transaction Base Servicing Fee Rate for such Mortgage Loan, and (ii) with respect to any Purchased MSR Excess Spread related to any Transaction Portfolio acquired after the date hereof, the excess of the Gross Servicing Fee Rate for such Mortgage Loan over the Base Servicing Fee Rate.

“Expense Amount” has the meaning set forth in Section 9.21.

“Expense Amount Accountant’s Letter” has the meaning set forth in Section 9.21.

“Expense Amount Tax Opinion” has the meaning set forth in Section 9.21.

“Expense Escrow Account” has the meaning set forth in Section 9.21.

“Ginnie Mae” means the Government National Mortgage Association, or any successor thereto.

“Ginnie Mae Contract” means (a) 12 U.S.C. § 1721(g) and the implementing regulations governing the Ginnie Mae MBS Program, 24 C.F.R. Part 300, (b) applicable guaranty agreements and contractual agreements between Ginnie Mae and the Seller, and (c) the Ginnie Mae Guide, and other applicable guides and all amendments and additions thereto.

“Ginnie Mae Guide” means the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Ginnie Mae Mortgage Loan” means a Mortgage Loan underwritten in accordance with the guidelines of Ginnie Mae described in the Servicing Contract and the Ginnie Mae Guide.

“Gross Servicing Fee Rate” means, as to any Mortgage Loan, the annual rate at which the servicing fee is calculated for such Mortgage Loan, determined as provided in the related Servicing Contract. For the avoidance of doubt, “Gross Servicing Fee Rate” shall not include the Guaranty Fee.

“Guaranty” means the Guaranty dated as of December 19, 2016, made by PennyMac Mortgage Investment Trust in favor of Purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guaranty Fee” means, the monthly guarantee fee required to be paid by the Seller to Ginnie Mae pursuant to the Servicing Contract and the Ginnie Mae Guide.

“Issuer” means PNMAC GMSR ISSUER TRUST, together with its successors and assigns.

“HUD” means the United States Department of Housing and Urban Development, or any successor thereto.

“Lien” means, with respect to any property or asset of any Person (a) any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset or (b) the interest of a vendor or lessor arising out of the acquisition of or agreement to acquire such property or asset under any conditional sale agreement, lease purchase agreement or other title retention agreement.

“MBS” means a mortgage backed security guaranteed by Ginnie Mae pursuant to the Ginnie Mae Guide.

“Modified Loan” means a Mortgage Loan that is removed from a Mortgage Pool and the terms of which have been modified in accordance with the requirements of the Ginnie Mae Guide and which Mortgage Loan, as so modified, is eligible to be resold or re-securitized by Seller to Ginnie Mae.

“Mortgage Loan” means a one-to-four family residential loan that is secured by a mortgage, deed of trust or other similar security instrument and is a Ginnie Mae Mortgage Loan. A Mortgage Loan includes the Mortgage Loan Documents, the mortgage file, the monthly payments, any principal payments or prepayments, any related escrow accounts, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan but excludes the Servicing Rights that are the subject of this Agreement. A Mortgage Loan also includes any Modified Loan.

“Mortgage Loan Documents” means the mortgages, notes, assignments and an electronic record or copy of a mortgage loan application.

“Mortgage Loan Identification Date” means, with respect to a calendar month, the 20th day of the immediately succeeding calendar month.

“Mortgage Pool” means a pool or loan package securing an MBS for which the Seller is the issuer.

“Mortgaged Property” means the real property (including all improvements, buildings, fixtures and building equipment thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the related Mortgage Loan.

“New Mortgage Loan” has the meaning set forth in Section 4.01(a).

“Nonqualifying Income” means any amount that is treated as gross income for purposes of Section 856 of the Code and which is not Qualifying Income.

“Participation Certificate” means the participation certificate in the form of Exhibit B attached hereto, which evidences the related Participation Interest.

“Participation Certificate Register” has the meaning assigned to such term in Section 9.20.

“Participation Certificate Registrar” has the meaning assigned to such term in Section 9.20.

“Participation Interest” means each participating beneficial ownership interest (of the type and nature contemplated by 11 U.S.C. § 541(d) of the United States Bankruptcy Code) in Purchased MSR Excess Spread with respect to each Portfolio, and proceeds thereof together with the other rights and privileges specified in this Agreement as evidenced by the issuance of a Participation Certificate.

“Payoff” means, with respect to a Mortgage Loan, any payment in full of the unpaid principal balance of such Mortgage Loan that is received in advance of the last scheduled due date for such Mortgage Loan and accompanied by the accrued and unpaid interest to the date of such payment in full.

“PC Repurchase Agreement” has the meaning set forth in the recitals hereto.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PMH Custodial Account” means the demand deposit account “PennyMac Loan Services, LLC — Purchased MSR Dedicated Account”, which account shall be established by PMH in an advance of any termination of the PMH Repurchase Agreement for the purpose of holding cash proceeds of the Excess Spread for the benefit of Buyer.

“PMH Repurchase Agreement” has the meaning set forth in the recitals hereto.

“PMH Subordination Agreement” means the Subordination, Acknowledgment and Pledge Agreement, dated as of December 19, 2016, among PMH and Issuer, as amended, restated, supplemented or otherwise modified from time to time.

“Portfolio” refers to all Transaction Portfolios hereunder.

“Portfolio Mortgage Loan” means, a Mortgage Loan that is included in the Portfolio.

“Portfolio Spread Custodial Account” means, with respect to each Primary Portfolio and each Secondary Portfolio, the account established under Section 5.01, which shall be entitled “PennyMac Loan Services, LLC — Purchased MSR Dedicated Account”, and into which account all Primary Portfolio Collections and Primary Portfolio Termination Payments in respect of such Primary Portfolio and all Secondary Portfolio Collections and Secondary Portfolio Termination Payments in respect of such Secondary Portfolio shall be deposited.

“Primary Portfolio” means the residential mortgage loans identified and listed on a schedule to the Participation Certificate.

“Primary Portfolio Collections” means, with respect to each Primary Portfolio, the funds collected on the related Primary Portfolio Mortgage Loans and allocated as the servicing compensation payable to the Seller as servicer of such Primary Portfolio Mortgage Loans pursuant to the Servicing Contract and the Ginnie Mae Guide, other than Ancillary Income, the Guaranty Fee and, for the avoidance of doubt, other than reimbursements received by the Seller from a loan owner for advances and other out-of-pocket expenditures pursuant to the Servicing Contract and the Ginnie Mae Guide.

“Primary Portfolio Excess Spread” means, with respect to each Primary Portfolio, the rights of the Seller, severable from any and all other rights and obligations under the Servicing Contract and the Ginnie Mae Guide, to the Transaction Excess Spread Percentage of the Primary Portfolio Total Spread on such Primary Portfolio.

“Primary Portfolio Mortgage Loan” means, a Mortgage Loan that is included in a Primary Portfolio.

“Primary Portfolio Retained Spread” means, with respect to each Primary Portfolio, the rights of the Seller to the Transaction Retained Spread Percentage of the Primary Portfolio Total Spread on such Primary Portfolio.

“Primary Portfolio Termination Payment” means, with respect to each Primary Portfolio, any payment that Ginnie Mae may elect to make in connection with the termination of the servicer of any Primary Portfolio Mortgage Loan; provided, however, that, if such a payment is made with respect to a group of mortgage loans and fewer than all such mortgage loans are Primary Portfolio Mortgage Loans, then the “Primary Portfolio Termination Payment” shall mean the portion of such termination payment that is reasonably attributable to the Primary Portfolio Mortgage Loans in such group based upon the methodology set forth in the Servicing Contract for the calculation of termination payments thereunder.

“Primary Portfolio Total Spread” means, with respect to each Primary Portfolio, for each Collection Period on or after the related Transaction Settlement Date, the sum of the following: (a) the Primary Portfolio Collections received during such Collection Period, net of the Base Servicing Fee; and (b) all other amounts payable by a loan owner or master servicer to the Seller with respect to the Servicing Rights for the Primary Portfolio Mortgage Loans, including any Primary Portfolio Termination Payments.

“Protected REIT” means any entity that (i) has elected to be taxed as a real estate investment trust pursuant to Section 856 et seq. of the Code, (ii) owns a direct or indirect equity interest in Purchaser, and (iii) is treated for purposes of Section 856 of the Code as owning all or a portion of the assets of the Purchaser or as receiving all or a portion of the Purchaser’s income.

“Purchased MSR Excess Spread” means, any and all Primary Portfolio Excess Spread or Secondary Portfolio Excess Spread.

“Qualifying Income” means gross income that is described in Section 856(c)(2) or 856(c)(3) of the Code.

“Refinanced Mortgage Loan” means a Portfolio Mortgage Loan that is refinanced during the term of this Agreement.

“Refinancing Date” means the date on which a Refinanced Mortgage Loan is prepaid by the related New Mortgage Loan.

“REIT Requirements” means the requirements imposed on real estate investment trusts pursuant to Sections 856 through and including 860 of the Code.

“Replacement Mortgage Loans” has the meaning set forth in Section 4.01(a).

“Replacement Portfolio” has the meaning set forth in Section 4.01(a).

“Retained Servicing Fee” means with respect to each Mortgage Loan included in the Portfolio, an amount equal to one-twelfth (1/12) of the Retained Spread Rate multiplied by the unpaid principal balance of such Mortgage Loan as of the first day of the Collection Period.

“Retained Mortgage Loans” has the meaning set forth in Section 4.01(a).

“Retained Spread Rate” means (i) with respect to any Mortgage Loan with related Purchased MSR Excess Spread existing as of the date hereof, the Transaction Base Servicing Fee Rate set forth in the related Confirmation less the Base Servicing Fee Rate, and (ii) with respect to any Mortgage Loan with Purchased MSR Excess Spread related to any Transaction Portfolio acquired after the date hereof, the applicable rate set forth in the Confirmation.

“Secondary Portfolio” has the meaning set forth in Section 4.01(h).

“Secondary Portfolio Collections” means, with respect to each Secondary Portfolio, the funds collected on the related Secondary Portfolio Mortgage Loans and allocated as the servicing compensation payable to the Seller as servicer of such Secondary Portfolio Mortgage Loans pursuant to the Servicing Contract and the Ginnie Mae Guide, other than Ancillary Income, the Guaranty Fee and, for the avoidance of doubt, other than reimbursements received by the Seller from a loan owner for advances and other out-of-pocket expenditures pursuant to the Servicing Contract and the Ginnie Mae Guide.

“Secondary Portfolio Excess Spread” means, with respect to each Secondary Portfolio related to each Primary Portfolio, the rights of the Seller, severable from any and all other rights under the Servicing Contract and the Ginnie Mae Guide, to the Transaction Excess Spread Percentage of the related Secondary Portfolio Total Spread on such Secondary Portfolio.

“Secondary Portfolio Mortgage Loan” means, a Mortgage Loan that is included in a Secondary Portfolio.

“Secondary Portfolio Retained Spread” means, with respect to each Secondary Portfolio, the rights of the Seller to the Transaction Retained Spread Percentage of the Secondary Portfolio Total Spread on such Secondary Portfolio.

“Secondary Portfolio Termination Payment” means, with respect to each Secondary Portfolio, any payment the Ginnie Mae may elect to make in connection with the termination of the Servicer as the servicer of any Secondary Portfolio Mortgage Loan; provided, however, that, if such a payment is made with respect to a group of mortgage loans and fewer than all such mortgage loans are Secondary Portfolio Mortgage Loans, then the “Secondary Portfolio Termination Payment” shall mean the portion of such termination payment that is reasonably attributable to the Secondary Portfolio Mortgage Loans in such group based upon the methodology set forth in the Servicing Contract for the calculation of termination payments thereunder.

“Secondary Portfolio Total Spread” means, with respect to each Secondary Portfolio, for each Collection Period on or after the initial Assignment Date when Secondary Portfolio Mortgage Loans became part of such Secondary Portfolio, the sum of the following: (a) the Secondary Portfolio Collections received during such Collection Period net of the Base Servicing Fee; and (b) all other amounts payable by a loan owner or master servicer to the Seller with respect to the Servicing Rights for Secondary Portfolio Mortgage Loans, including any Secondary Portfolio Termination Payments, but for the avoidance of doubt, in each case, excluding all Ancillary Income, the Guaranty Fee and reimbursements for advances and other out-of-pocket expenditures received by the Seller from a loan owner or master servicer in accordance with the Servicing Contract and the Ginnie Mae Guide.

“Servicing Contract” means, with respect to each Mortgage Loan, Seller’s “contract” with Ginnie Mae (as defined in the Acknowledgment Agreement) and, without duplication, the Ginnie Mae Guide, as amended from time to time, and any waivers, consent letters, acknowledgments and other agreements under which such Mortgage Loan is serviced and administered.

“Servicing Rights” means with respect to the Mortgage Loans, the mortgage servicing rights, including any and all of the following:  (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the servicer thereunder; (e) escrow or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller as servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

“Shortfall Amount” means, for any calendar month, an amount equal to the sum of the following:

(a)                                 for each Mortgage Loan that became a Refinanced Mortgage Loan during such calendar month, the product of (x) the applicable Transaction Excess Spread Percentage for such Refinanced Mortgage Loan, (y) 100% minus the Allowed Retention Percentage, and (z) the excess, if any, of (i) 90% of the product of the Excess Spread Rate of such Refinanced Mortgage Loan and the unpaid principal balance of such Refinanced Mortgage Loan as of its Refinancing Date, over (ii) the product of the Excess Spread Rate of the related New Mortgage Loan and the original principal balance of such New Mortgage Loan; plus

(b)                                 for each Modified Loan that became a Refinanced Mortgage Loan during such calendar month, the product of (x) the applicable Transaction Excess Spread Percentage for such Refinanced Mortgage Loan, and (y) the excess, if any, of (i) 90% of the product of the Excess Spread Rate of such Refinanced Mortgage Loan and the unpaid principal balance of such Refinanced Mortgage Loan as of its Refinancing Date, over (ii) the product of the Excess Spread Rate of the related New Mortgage Loan and the original principal balance of such New Mortgage Loan.

“Transaction” means the collective transactions scheduled to be consummated or that are consummated (as the context may require) with respect to the Primary Portfolio and the related Secondary Portfolio on a Transaction Settlement Date or Assignment Date, as applicable.

“Transaction Asset Purchase Agreement” means, with respect to each Transaction, the agreement pursuant to which the Seller is required to purchase or otherwise acquire the Servicing Rights relating to the related Portfolio Mortgage Loans, as in effect from time to time.

“Transaction Excess Spread Percentage” means, (i) with respect to any Purchased MSR Excess Spread existing as of the date hereof, the percentage denominated as such and set forth in the related Confirmation, and (ii)  with respect to any Purchased MSR Excess Spread related to any Transaction Portfolio acquired after the date hereof, 100% minus the Transaction Retained Spread Percentage.

“Transaction Portfolio” means, with respect to each Transaction, the residential mortgage loans identified and listed on the schedule to the related Confirmation and any Assignment related to such Transaction.

“Transaction Purchase Price” means, with respect to each Transaction, the product of (i) the aggregate outstanding principal balance of the Primary Mortgage Loans in the related Transaction Portfolio as of the Cut-off Date, (ii) the Transaction Purchase Price Percentage and (iii) the Transaction Excess Spread Percentage.

“Transaction Purchase Price Percentage” means, with respect to each Transaction Portfolio, the percentage denominated as such and set forth in the related Confirmation.

“Transaction Remittance Date” means with respect to each Transaction Portfolio, the 10th day of each calendar month, or if such day is not a Business Day, the prior Business Day, beginning in the month following the Transaction Settlement Date.

“Transaction Retained Spread Percentage” means, with respect to each Primary Portfolio and its related Secondary Portfolio, (A) the Retained Spread Rate divided by (B) Gross Servicing Fee Rate minus the Base Servicing Fee Rate.

“Transaction Settlement Date” means, with respect to each Transaction Portfolio, the date denominated as such and set forth in the related Confirmation.

“Transaction Threshold Percentage” means, with respect to each Transaction Portfolio, the percentage denominated as such and set forth in the related Participation Certificate.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 1.02                             General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                                 Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)                                  References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)                                 A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)                                  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)                                   The term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.01                             Representations, Warranties and Agreements of the Seller. The Seller hereby makes to the Purchaser, as of the date hereof and as of each Transaction Settlement Date and each Assignment Date, the representations and warranties set forth on Exhibit D.

Section 2.02                             Representations, Warranties and Agreements of the Purchaser. The Purchaser hereby makes to the Seller, as of the date hereof and as of each Transaction Settlement Date and each Assignment Date, the representations and warranties set forth on Exhibit E.

ARTICLE 3

PURCHASES; PARTICIPATION INTERESTS

Section 3.01                             Purchases.

(a)                                 Transaction Agreement. The execution and delivery of each Confirmation between the Seller and the Purchaser shall be an agreement between such parties to the effect that, with respect to the Transaction Portfolio described therein, and subject to the terms hereof and thereof, (i) the Seller shall sell, and the Purchaser shall purchase, on the Transaction Settlement Date all of the Seller’s right, title and interest in and to the Primary Portfolio Excess Spread and all proceeds thereof and the Secondary Portfolio Excess Spread and all proceeds thereof, all in exchange for the payment of the Transaction Purchase Price, and (ii) each party shall perform its duties under this Agreement as supplemented and amended by such Confirmation.

(b)                                 Closing Conditions. The duties of the Seller and the Purchaser to consummate each Transaction shall be subject to the satisfaction of various conditions as set forth below:

(i)                                     The duty of each party to consummate such Transaction shall be subject to the satisfaction of the following conditions:

(A)                               the Seller shall have acquired the Servicing Rights with respect to the related Transaction Portfolio;

(B)                               the representations and warranties made by the other party in this Agreement and each other Transaction document to which such party is a party to be made on or prior to the Transaction Settlement Date shall be true and correct in all material respects; and

(C)                               the other party shall have performed or caused the performance of each covenant or obligation required to be performed by such party on or before the Transaction Settlement Date (including the delivery of documents required to be delivered by such other party under Section 3.01 (c));

(ii)                                  The duty of the Seller to consummate such Transaction shall be further subject to the satisfaction of the additional condition that no change in the Purchaser’s financial conditions shall have occurred following the Confirmation Date which would be reasonably likely to materially and adversely affect the Purchaser’s ability to consummate the Transaction on the Transaction Settlement Date;

(iii)                               The duty of the Purchaser to consummate such Transaction shall be further subject to the satisfaction of the following additional conditions:

(A)                               no change in the Seller’s financial or operating condition, the Seller’s good standing with and authority from Ginnie Mae and (if applicable) master servicers, the Servicing Rights, the Primary Portfolio Mortgage Loans included in the related Transaction Portfolio or the escrow accounts related to the Transaction Portfolio shall have occurred following the Confirmation Date that, individually or in the aggregate, would be reasonably likely to materially and adversely affect one or more of (x) the Seller’s ability to consummate such Transaction on the Transaction Settlement Date, or (y) the practical or other ability of an owner of the Servicing Rights to realize the benefits thereof;

(B)                               the Seller shall have obtained or caused to have been obtained all consents, approvals or other requirements of third parties required for the consummation of the transactions contemplated by this Agreement, including (if applicable) all requisite approvals from Ginnie Mae;

(C)                               the Seller shall have been appointed as the servicer for the Transaction Portfolio; and

(D)                               the information set forth in the data tape delivered to Purchaser on the Transaction Settlement Date is true and correct in all material respects as of the date specified.

(c)                                  Closing Documents. The closing documents for each Transaction shall consist of the documents set forth below, which the Seller shall deliver or cause to be delivered to Purchaser on or before the Transaction Settlement Date:

(i)                                     an Assignment executed by the Seller in which the Seller assigns to the Purchaser all of the Seller’s right, title and interest in, to and under the Purchased MSR Excess Spread;

(ii)                                  a copy of the executed Transaction Asset Purchase Agreement;

(iii)                               a copy of the executed instrument evidencing the Seller’s acquisition of the Servicing Rights with respect to the Transaction Portfolio;

(iv)                              a copy of the executed Acknowledgment Agreement with Ginnie Mae, if applicable, in form and substance satisfactory to the Seller and Purchaser;

(v)                                 all consents, approvals or other requirements of third parties required for the consummation of the transactions contemplated by this Agreement, including (if applicable) the approval of Ginnie Mae; and

(vi)                              such officers’ certificates, opinions of counsel, instruments and documents as the Purchaser may reasonably request.

(d)                                 Closing. On the Transaction Settlement Date for each Transaction, the Purchaser shall pay the Transaction Purchase Price to the Seller, the Seller shall convey the related Primary Portfolio Excess Spread on the Transaction Portfolio to the Purchaser and the Seller shall commence servicing the Portfolio Mortgage Loans in the related Transaction Portfolio in accordance with the Servicing Contract and the Ginnie Mae Guide if such servicing has not already commenced. The Transaction Purchase Price shall be paid by wire transfer of immediately available funds.

(e)                                  Additional Representations and Warranties. Upon the consummation of the transactions scheduled to occur on the Transaction Settlement Date for each Transaction Portfolio:

(i)                                     the Seller hereby represents and warrants to the Purchaser as of the applicable Transaction Settlement Date (and such representations and warranties shall survive the Transaction Settlement Date) that:

(A)                               with respect to each Primary Portfolio Mortgage Loan included in the related Transaction Portfolio, the Seller has been duly and validly appointed as the servicer thereof under the Servicing Contract or Ginnie Mae Guide and, for the purposes of such capacity, the Servicing Contract and the Ginnie Mae Guide is in full force and effect;

(B)                               the Seller is not in material breach of or in default of its duties under the Servicing Contract or Ginnie Mae Guide;

(C)                               no event has occurred that, with or without notice or the passage of time, would entitle any Person to terminate the Seller as servicer of any Primary Portfolio Mortgage Loan included in the related Transaction Portfolio under the Servicing Contract or Ginnie Mae Guide, and the Seller has no notice or knowledge of the intention of any Person to terminate or cause the termination of the Seller’s rights and duties as servicer under the Servicing Contract or Ginnie Mae Guide;

(D)                               the information set forth in the data tape delivered to Purchaser on the Transaction Settlement Date is true and correct in all material respects as of the date specified;

(E)                                the Seller is the sole owner of the Servicing Rights related to each Mortgage Loan in such Primary Portfolio (subject to the terms of the Servicing Contract or Ginnie Mae Guide), free and clear of any Lien, claim, encumbrance or ownership interest in favor or any Person other than the interests of the Purchaser contemplated hereby; and

(F)                                 the Seller has serviced the applicable Mortgage Loans in accordance with the terms of the Servicing Contract and Accepted Servicing Practices.

(ii)                                  the Purchaser hereby represents and warrants to the Seller as of the applicable Transaction Settlement Date (and such representations and warranties shall survive the Transaction Settlement Date) that the Purchaser is a sophisticated investor and its decision to enter into such Transaction is based upon the Purchaser’s independent experience, knowledge and due diligence and evaluation of such Transaction without reliance on any oral or written information provided by Seller other than the representations and warranties made by Seller pursuant to the terms hereof.

Section 3.02                             Intent of Parties.

(a)                                 The Seller and the Purchaser intend that each Transaction constitute a valid sale of the Primary Portfolio Excess Spread and all proceeds thereof with respect to the related Primary Portfolio by the Seller to the Purchaser. If the conveyance of the Primary Portfolio Excess Spread is characterized by a court or governmental authority as security for a loan rather than an absolute transfer or sale, the Seller will be deemed to have granted, and hereby grants, to Purchaser, a security interest in all of its right, title and interest in, to and under, whether now existing or in the future arising or acquired, (i) all Primary Portfolio Excess Spread and all rights under this Agreement with respect to any Primary Portfolio Excess Spread; (ii) the Portfolio Spread Custodial Account; (iii) all rights to payment of amounts due under this Agreement on account of or related to the Primary Portfolio Excess Spread; (iv) all rights to reimbursement of Primary Portfolio Excess Spreads and/or amounts due in respect thereof under the Servicing Contract and the Ginnie Mae Guide; (v) all records, instruments or other documentation evidencing any of the foregoing; (vi) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Seller’s rights, title and interest in and under the Primary Portfolio Excess Spreads); and (vii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing, as security for a loan in an amount equal to the Transaction Purchase Price.

(b)                                 The Seller hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Purchaser may determine, in its sole discretion, are necessary or advisable to perfect the sale of the assets conveyed and security interests granted to Purchaser and agrees to execute financing statements in form reasonably acceptable to the Purchaser and the Seller at the request of the Purchaser in order to reflect the Purchaser’s interests in the assets conveyed to or subjected to a security interest in favor of the Purchaser pursuant hereto and in the Portfolio Spread Custodial Account.

(c)                                  In connection with each Transaction, the Seller and the Purchaser further agree and acknowledge with respect the related Primary Portfolio Mortgage Loans as follows:

(i)                                     the Seller is entitled to the Base Servicing Fee, and Retained Servicing Fee and the Seller and the Purchaser, as applicable, are entitled to the Primary Portfolio Excess Spread only so long as the Seller maintains its status as an approved Ginnie Mae issuer and servicer;

(ii)                                  upon the Seller’s loss of its status as an approved Ginnie Mae issuer and servicer, the Purchaser’s rights to any Primary Portfolio Excess Spread also terminate;

(iii)                               the pledge of the Seller’s rights to the Primary Portfolio Excess Spread conveys no right (such as a right to become a substitute issuer or servicer) that is not specifically provided for in the Ginnie Mae Guide; and

(iv)                              to the extent the Seller has pledged or in the future pledges as collateral to a third party lender the Servicing Rights relating to any Primary Portfolio Excess Spread, the pledged collateral will include such Primary Portfolio Excess Spread and the Purchaser will enter into any such agreements and/or file any financing statements as reasonably required by such third party lender to give effect thereto.

Section 3.03                             Participation Interests.

(a) On the initial Creation Date, Seller will issue in the name of the Purchaser, the related Participation Certificate.  Notwithstanding the creation of separate Primary Portfolios and Secondary Portfolios for each Transaction, the Participation Certificate shall evidence a 100% beneficial ownership interest in the Primary Portfolio Excess Spread for each Primary Portfolio and the Secondary Excess Spread for each Secondary Portfolio.  Thereafter, Purchaser shall be deemed the owner of the Participation Interest described therein.  There shall only be one Participation Certificate issued hereunder unless otherwise consented to in writing by the holder of the Participation Certificate.

(b)                                 Administration of the Purchased MSR Excess Spread shall be governed by the terms of this Agreement and the Servicing Contract, and the servicing and administration of the underlying mortgage loans and/or real estate owned properties that support the Purchased MSR Excess Spread shall be subject in all respects to the provisions of this Agreement and the Servicing Contract. Seller shall retain record legal title to any payments, distributions and other collections on the Purchased MSR Excess Spread, in its capacity as the nominal owner of the Servicing Rights, but subject to the Participation Interests, and Purchaser shall only be deemed to be in privity with Seller and in no event whatsoever shall Purchaser be construed to be in privity with any underlying investor or owner of the Mortgage Loans.

ARTICLE 4

RECAPTURE

Section 4.01                             Recapture.

(a)  With respect to each Primary Portfolio, if, during any calendar month, the Seller or its Affiliates originate new residential mortgage loans the proceeds of which are used to refinance a Mortgage Loan in such Primary Portfolio (such a new mortgage loan, a “New Mortgage Loan”), the Seller shall transfer and convey to the Purchaser on the related Assignment Date the Secondary Portfolio Excess Spread and all proceeds thereof with respect to one or more of such New Mortgage Loans (subject to Section 4.01(b)) that together have an aggregate unpaid principal balance that is not less than the sum of the following amounts:

(i)                                     the product of (i) the aggregate amount of Payoffs (whether or not resulting from refinancings) received during such calendar month on all loans that were Primary Portfolio Mortgage Loans included in the related Transaction Portfolio at the beginning of the month and (ii) the Transaction Threshold Percentage;

(ii)                                  the product of (i) the dollar amount of New Mortgage Loans that were originated during the calendar month, net of the amount described in clause (i) above, and (ii) 100% minus the Allowed Retention Percentage; and

(iii)                               either:

(A)                               a positive amount (and in no event less than zero) equal to the excess, if any, of (i) the cumulative unpaid principal balance of loans for which transfers were actually made under this Article 4 in all such prior months, over (ii) the cumulative unpaid principal balance of loans for which transfers were required to be made under this Article 4 in all prior months (whether or not they were actually made); or

(B)                               a negative amount (and in no event more than zero) equal to the excess of (i) the cumulative unpaid principal balance of loans for which transfers were required to be made under this Article 4 in all prior months (whether or not they were actually made), over (ii) the cumulative unpaid principal balance of loans for which transfers were actually made under this Article 4 in all such prior months.

For purposes of this subsection, the “Allowed Retention Percentage” means, with respect to each Transaction Portfolio and any month, the percentage set forth opposite the Excess Refinancing Percentage on the related Confirmation; and the “Excess Refinancing Percentage” means, with respect to each Primary Portfolio and any month, the excess, if any, of (a) a fraction, expressed as a percentage, the numerator of which is equal to the aggregate principal balance of New Mortgage Loans that were originated during such month, and the denominator of which is the aggregate amount of Payoffs (whether or not resulting from refinancings) received during such calendar month on all loans that were Primary Portfolio Mortgage Loans included in the related Transaction Portfolio at the beginning of the month, over (b) the Transaction Threshold Percentage.

The New Mortgage Loans and Alternative Mortgage Loans where the Servicing Rights are so transferred and conveyed shall constitute “Replacement Mortgage Loans”; the entire group of such Replacement Mortgage Loans shall constitute the “Replacement Portfolio”;

the New Mortgage Loans where the related Servicing Rights are not so transferred and conveyed shall constitute “Retained Mortgage Loans”; and the entire group of such Retained Mortgage Loans shall constitute the “Retained Portfolio”. For purposes of these definitions, if any Alternative Mortgage Loan is included in the Replacement Portfolio in lieu of a New Mortgage Loan, then such New Mortgage Loan shall be neither part of the Replacement Portfolio nor part of the Retained Portfolio (including for the purposes of the provisions set forth in Section 4.01(c)).

Notwithstanding anything in this Section 4.01(a) to the contrary, in lieu of transferring and conveying to the Purchaser on the related Assignment Date the related Secondary Portfolio Excess Spread as described herein, the Seller may, at its option, but only to the extent that the fair market value of the aggregate Secondary Portfolio Excess Spread to be transferred is less than $200,000, and shall, if the related Secondary Portfolio Excess Spread otherwise required to be transferred is prohibited by Ginnie Mae, wire to the Purchaser cash in an amount equal to the fair market value of the related Secondary Portfolio Excess Spread.

(b)                                 Each New Mortgage Loan included in the Replacement Portfolio shall satisfy the following criteria: (1) such New Mortgage Loan shall be the subject of the Servicing Contract; and (2) all consents, if any, required by Ginnie Mae to assign all or a portion of the Servicing Rights with respect to such New Mortgage Loan shall have been obtained. Notwithstanding the preceding sentence, if insufficient New Mortgage Loans are available that would allow satisfaction of the criteria set forth in the preceding sentence, then the Seller shall use its best efforts to include in the Replacement Portfolio another mortgage loan (an “Alternative Mortgage Loan”), in lieu of each New Mortgage Loan that, but for such conditions in the preceding sentence, would have been included in the Replacement Portfolio, and that satisfies the following criteria:

(i)                                     The servicing fee rate for the Alternative Mortgage Loan is substantially similar to the servicing fee rate of the New Mortgage Loan;

(ii)                                  The interest accrual rate per annum on the Alternative Mortgage Loan is substantially equal to the interest accrual rate per annum on the New Mortgage Loan;

(iii)                               The final maturity date of the Alternative Mortgage Loan is within six months of the final maturity date of the New Mortgage Loan;

(iv)                              The principal balance of the Alternative Mortgage Loan is substantially equal to the principal balance of the Refinanced Mortgage Loan;

(v)                                 The remaining credit characteristics of the Alternative Mortgage Loan (other than as specified in clauses (i), (ii), (iii) and (iv) above) are substantially the same as the credit characteristics of the New Mortgage Loan;

(vi)                              The Alternative Mortgage Loan is current as of the applicable Assignment Date; and

(vii)                           The Alternative Mortgage Loan is not subject to any foreclosure or similar proceeding as of the applicable Assignment Date; is not in process of any modification, workout or other loss mitigation process; and is not involved in litigation.

(c)                                  The Replacement Portfolio, on the one hand, and the Retained Portfolio, on the other, shall have the following characteristics:

(i)                                     The weighted average servicing fee rate for the Mortgage Loans in the Retained Portfolio shall be substantially equal to the weighted average servicing fee rate for the Mortgage Loans in the Replacement Portfolio;

(ii)                                  The weighted average gross mortgage interest rate per annum of the New Mortgage Loans in the Retained Portfolio is substantially equal to the weighted average gross mortgage interest rate per annum of the Mortgage Loans in the Replacement Portfolio;

(iii)                               The weighted average final maturity date of the Mortgage Loans in the Retained Portfolio shall be within six months of the weighted average final maturity date of the Mortgage Loans in the Replacement Portfolio; and

(iv)                              The remaining credit characteristics of the pool of Mortgage Loans in the Retained Portfolio (other than the characteristics specified in clauses (i) and (ii) above) shall be substantially the same as the credit characteristics of the pool of Mortgage Loans in the Replacement Portfolio.

(d)                                 Not later than the Mortgage Loan Identification Date related to each month in which the Seller or an Affiliate thereof has originated New Mortgage Loans with respect to a Primary Portfolio, the Seller shall (i) notify the Purchaser of the identity of each such New Mortgage Loan and the Primary Portfolio Mortgage Loan included in the related Transaction Portfolio that was refinanced using proceeds of such New Mortgage Loan and (ii) provide a schedule setting forth the New Mortgage Loans (or Alternative Mortgage Loans) proposed to compose the Replacement Portfolio, the New Mortgage Loans proposed to compose the Retained Portfolio and the Seller’s calculations of the weighted average gross mortgage interest rate and weighted average final maturity date of each of the proposed Replacement Portfolio and the proposed Retained Portfolio. The Seller and the Purchaser shall cooperate in good faith to resolve any objections made by the Purchaser to the proposed compositions of the Replacement Portfolio and Retained Portfolio.

(e)                                  Not later than the Mortgage Loan Identification Date related to each month in which a Modified Loan was re-securitized, the Seller shall identify all such Modified Loans, each of which, for the avoidance of doubt, shall not be deemed to be a New Mortgage Loan but rather shall either (i) continue to remain in its Primary Portfolio or Secondary Portfolio, as applicable, or (ii) be returned to its Primary Portfolio or Secondary Portfolio, as applicable, pursuant to an Assignment on the next Assignment Date following the redelivery of the modified Mortgage Loan into a new mortgage backed security guaranteed by Ginnie Mae. Notwithstanding the foregoing, the Seller and the Purchaser may mutually agree that, in lieu of including any Modified Loan(s) in the Primary Portfolio or Secondary Portfolio, as applicable, the Seller may designate Additional Mortgage Loans or pay the Purchaser in cash, in either case in an amount equal to the fair market value of the Primary Portfolio Excess Spread or Secondary Portfolio Excess Spread relating to such Modified Loan(s).

(f)                                   The Seller shall be required to designate Additional Mortgage Loans as follows:

(i)                                     On or before the Mortgage Loan Identification Date, the Seller shall calculate the Shortfall Amount, if any, with respect to such calendar month and shall furnish the same to the Purchaser along with commercially reasonable documentation supporting such calculation. The Purchaser shall have five (5) days to notify the Seller that the Purchaser accepts or objects to such calculation. If the Purchaser objects to such calculation, it shall furnish the Seller with commercially reasonable supporting documentation of its objection, and the parties shall cooperate in good faith to resolve the objection. If the parties cannot resolve the disagreement, they shall proceed in accordance with subsection (iii) below. If the Purchaser accepts the calculation, or the disagreement is otherwise resolved as provided in this Section 4.01(f), Seller shall designate Additional Mortgage Loans as provided in Section 4.01(h) below as necessary to eliminate the Shortfall Amount (calculated as though such Additional Mortgage Loans were New Mortgage Loans).

(ii)                                  In lieu of designating Additional Mortgage Loans to eliminate some or all of the Shortfall Amount, the Seller may pay the Purchaser, on the Assignment Date, an amount in cash equal to the fair market value of the Secondary Portfolio Excess Spread relating to such Additional Mortgage Loans that would otherwise be required to eliminate the Shortfall Amount.

(iii)                               If the parties cannot resolve a disagreement under this Section 4.01(f), they shall select an Approved Valuation Firm to calculate the amount in dispute, and the decision of such Approved Valuation Firm shall be final and binding on the parties. Each party agrees to cooperate in good faith with the requests for information by such Approved Valuation Firm, and each party shall pay 50% of the fees and expenses of such firm. Within two (2) Business Days after the decision of the Approved Valuation Firm, the Seller shall designate Additional Mortgage Loans or pay the cash fair market value, as applicable, in order to eliminate the Shortfall Amount.

(g)                                  As of the applicable Assignment Date, unless otherwise agreed upon by the Seller and the Purchaser, the Additional Mortgage Loans shall satisfy the following criteria:

(i)                                     Reserved;

(ii)                                  The weighted average of the mortgage rates on the Additional Mortgage Loans is substantially equal to the weighted average of the mortgage rates on the New Mortgage Loans originated during the applicable calendar month;

(iii)                               The weighted average remaining term to maturity of the Additional Mortgage Loans is within six months of the weighted average remaining term to maturity of the New Mortgage Loans originated during the applicable calendar month;

(iv)                              The weighted average seasoning of the Additional Mortgage Loans is less than or equal to that of the New Mortgage Loans originated during the applicable calendar month;

(v)                                 The average unpaid principal balance of the Additional Mortgage Loans is substantially similar to the average unpaid principal balance of the New Mortgage Loans that were originated during the applicable calendar month;

(vi)                              The remaining material credit characteristics of the Additional Mortgage Loan (other than as specified in clauses (i)-(v) above) are substantially similar to the credit characteristics of the New Mortgage Loans originated during the applicable calendar month;

(vii)                           Each Additional Mortgage Loan is current as of the applicable Assignment Date; and

(viii)                        Each Additional Mortgage Loan is not subject to any foreclosure or similar proceeding, is not in, and has not gone through, the process of modification, workout or any other loss mitigation process and is not involved in litigation.

(h)                                 On the Assignment Date related to each month in which the Seller has originated New Mortgage Loans, the Seller shall transfer and convey to the Purchaser the Secondary Portfolio Excess Spread with respect to the Replacement Portfolio and any Additional Mortgage Loans which shall become subject to the Participation Certificate. Such transfer and conveyance shall be effected by an instrument of assignment substantially in the form attached hereto as Exhibit C.  The Seller shall be entitled to retain the related Secondary Portfolio Retained Excess Spread.

The New Mortgage Loans, Alternative Mortgage Loans or Additional Mortgage Loans for which the Seller transfers and conveys to the Purchaser the related Secondary Portfolio Excess Spread on each Assignment Date and the New Mortgage Loans, Alternative Mortgage Loans or Additional Mortgage Loans for which the Seller transferred and conveyed to the Purchaser the related Secondary Portfolio Excess Spread on all prior Assignment Dates shall together constitute the “Secondary Portfolio”.

(i)                                     If insufficient New Mortgage Loans and Alternative Mortgage Loans are available in circumstances that require a transfer by the Seller under the foregoing subsections, or if counsel or independent accountants for the Purchaser or any of its Affiliates determines that there exists a material risk that such transfer would result in a violation of the REIT Requirements by such Person, then the Seller shall consult with the Purchaser and the parties shall negotiate in good faith for the transfer of one or more investments in transactions that would not, in the judgment of counsel or independent accountants for the Seller or the Purchaser or any of their respective Affiliates, present such a risk and that would result in net economic benefits to the Purchaser that are no less favorable than the economic benefit to the Purchaser that would have resulted from a transfer under foregoing subsections.

Section 4.02                             Intent of Parties.  (a) The parties intend that each transfer made by the Seller under Section 4.01 constitute a valid absolute transfer or sale of the related Secondary Portfolio Excess Spread and all proceeds thereof for the related Replacement Portfolio by the Seller to the Purchaser. If the conveyance of such Secondary Portfolio Excess Spread is characterized by a court or governmental authority as security for a loan rather than an absolute transfer or sale, the Seller will be deemed to have granted, and hereby grants, to the Purchaser, a security interest in all of its right, title and interest in, to and under, whether now existing or in the future arising or acquired, (i) all Secondary Portfolio Excess Spread and all rights under this Agreement with respect to any Secondary Portfolio Excess Spread; (ii) the Portfolio Spread Custodial Account; (iii) all rights to payment of amounts due under this Agreement on account of or related to the Secondary Portfolio Excess Spread; (iv) all rights to reimbursement of Secondary Portfolio Excess Spreads and/or amounts due in respect thereof under the Servicing Contract and the Ginnie Mae Guide; (v) all records, instruments or other documentation evidencing any of the foregoing; (vi) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Seller’s rights, title and interest in and under the Secondary Portfolio Excess Spreads); and (vii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing, as security for a loan in an amount equal to the value of such Secondary Portfolio Excess Spread.

(b)                                 The Seller hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Purchaser may determine, in its sole discretion, are necessary or advisable to perfect the sale of the assets conveyed and security interests granted to Purchaser and agrees to execute financing statements in form reasonably acceptable to the Purchaser and the Seller at the request of the Purchaser in order to reflect the Purchaser’s interests in the assets conveyed to or subjected to a security interest in favor of the Purchaser pursuant hereto and in the Portfolio Spread Custodial Account.

(c)                                  In connection with each Mortgage Loan in a Secondary Portfolio, the Seller and the Purchaser further agree and acknowledge as follows:

(i)                                     the Seller is entitled to the Base Servicing Fee and the Seller and the Purchaser, as applicable, are entitled to the related Secondary Portfolio Excess Spread only so long as the Seller maintains its status as an approved Ginnie Mae issuer and servicer;

(ii)                                  upon the Seller’s loss of its status as an approved Ginnie Mae issuer and servicer, the Purchaser’s rights to such Secondary Portfolio Excess Spread also terminate;

(iii)                               the sale of the Seller’s rights to such Secondary Portfolio Excess Spread conveys no right (such as a right to become a substitute issuer or servicer) that is not specifically provided for in the Ginnie Mae Guide; and

(iv)                              to the extent the Seller has pledged or in the future pledges as collateral to a third party lender the Servicing Rights relating to any Secondary Portfolio Excess Spread, the pledged collateral will include such Secondary Portfolio Excess Spread and the Purchaser will enter into any such agreements and/or file any financing statements as reasonably required by such third party lender to give effect thereto.

Section 4.03                             Additional Representations and Warranties.  On the Assignment Date with respect to each Replacement Portfolio, the provisions set forth in Section 3.01(b) and Section 3.01(c) shall apply, as applicable, to each Replacement Mortgage Loan and the Replacement Portfolio, and Seller shall be deemed to have represented and warranted to the Purchaser with respect to each Replacement Mortgage Loan and the Replacement Portfolio, as applicable, the matters set forth in Section 3.01(e).

ARTICLE 5

PRIMARY PORTFOLIO COLLECTIONS, SECONDARY PORTFOLIO COLLECTIONS AND REMITTANCES

Section 5.01                             Portfolio Spread Custodial Account.  With respect to each Primary Portfolio and each Secondary Portfolio, the Seller shall establish the Portfolio Spread Custodial Account, which shall be an Eligible Account, not later than the Transaction Settlement Date. The Seller shall deliver to the Purchaser reasonable evidence of the establishment of such account upon request. The Seller shall not pledge, obtain financing for or otherwise permit any Lien of any creditor of the Seller to exist on, any portion of the Primary Portfolio Collections, the Secondary Portfolio Collections or the Seller’s interest in the Portfolio Spread Custodial Account other than, so long as the PC Repurchase Agreement is in effect, pursuant to transactions relating to the PC Repurchase Agreement and the PMH Subordination Agreement.

Section 5.02                             Deposits.  With respect to each Primary Portfolio and each Secondary Portfolio, the Seller shall deposit into the Dedicated Account from time to time any and all Primary Portfolio Collections and Secondary Portfolio Collections received on or after the Transaction Settlement Date, in each case within two (2) Business Days following receipt thereof.

Section 5.03                             Withdrawals and Remittances.

(a) On each Transaction Remittance Date (so long as an Event of Default has not occurred), the Seller shall withdraw from the Portfolio Spread Custodial Account the cash on deposit therein with respect to the Primary Portfolio Collections and pay such cash in the following amounts and order of priority, in each case subject to funds remaining available after giving effect to each payment having a higher priority:

(i)                                     first, any accrued and unpaid Base Servicing Fee in respect of the Primary Portfolio Mortgage Loans to the Seller;

(ii)                                  second, from amounts in the Portfolio Spread Custodial Account attributable to Primary Portfolio Termination Payments, pro rata, (A) the Transaction Excess Spread Percentage of such Primary Portfolio Termination Payments to the holder of the Participation Certificate, and (B) the Transaction Retained Excess Spread Percentage of such Primary Portfolio Termination Payments to the Seller;

(iii)                               third, pro rata, (A) to the holder of the Participation Certificate, any Primary Portfolio Excess Spread for the prior Collection Period (other than the portion thereof consisting of Primary Portfolio Termination Payments paid pursuant to clause (i) above); and (B) to the Seller, any Primary Portfolio Retained Spread for the prior Collection Period (other than the portion thereof consisting of Primary Portfolio Termination Payments paid pursuant to clause (i) above); provided, however, that prior to the distribution to the Seller of any Primary Portfolio Retained Spread pursuant to clause (B), the Primary Portfolio Retained Spread shall be applied to the payment of any indemnity payments then due and payable by the Seller to the Purchaser or its related indemnified persons under Section 8.03; and

(iv)                              fourth, to the Seller, any other amounts remaining on deposit in the Portfolio Spread Custodial Account with respect to the Primary Portfolio Collections.

(b)                                 On each Transaction Remittance Date (so long as an Event of Default has not occurred), the Seller shall withdraw from the Portfolio Spread Custodial Account the cash on deposit therein with respect to the Secondary Portfolio Collections and pay such cash in the following amounts and order of priority, in each case subject to funds remaining available after giving effect to each payment having a higher priority:

(i)                                     first, any accrued and unpaid Base Servicing Fee in respect of the Secondary Portfolio Mortgage Loans to the Seller;

(ii)                                  second, from amounts in the Portfolio Spread Custodial Account attributable to Secondary Portfolio Termination Payments, pro rata, (A) the Transaction Excess Spread Percentage of such Secondary Portfolio Termination Payments to the holder of the Participation Certificate, and (B) the Transaction Retained Excess Spread Percentage of such Secondary Portfolio Termination Payments to the Seller;

(iii)                               third, pro rata, (A) to the holder of the Participation Certificate, any Secondary Portfolio Excess Spread for the prior Collection Period (other than the portion thereof consisting of Secondary Portfolio Termination Payments paid pursuant clause (i) above); and (B) to the Seller, any Secondary Portfolio Retained Spread for the prior Collection Period (other than the portion thereof consisting of Secondary Portfolio Termination Payments paid pursuant to clause (i) above); provided, however, that prior to the distribution to the Seller of any Primary Portfolio Retained Spread pursuant to clause (B), the Primary Portfolio Retained Spread shall be applied to the payment of any indemnity payments then due and payable by the Seller to the Purchaser or its related indemnified persons under Section 8.03;

(iv)                              fourth, to the Seller, any other amounts remaining on deposit in the Portfolio Spread Custodial Account.

(c)                                  After the termination of the PMH Repurchase Agreement and payment of all related obligations under the PC Repurchase Agreement, all payments to the holder of the Participation Certificate shall be deposited into the PMH Custodial Account and made by wire transfer of immediately available funds to an account designated by the holder of the Participation Certificate.

ARTICLE 6

[RESERVED.]

ARTICLE 7

SERVICING AND OTHER MATTERS

Section 7.01                             Seller’s Duties with Respect to Servicing.

(a)  Effective on the Transaction Settlement Date for each Transaction Portfolio, the Seller agrees for the benefit of the Purchaser to service the related Transaction Portfolio Mortgage Loans at all times in all material respects with the Servicing Contract.  In connection with the Portfolio Mortgage Loans related to each Transaction, the Seller shall not, without the express written consent of Purchaser (which consent may be withheld in its absolute discretion), (a) terminate or amend any Servicing Rights, or (b) enter into any termination, modification, waiver or amendment of the Servicing Contract or its rights and duties thereunder.

(b)                                 Under no circumstances shall the Purchaser be responsible for the servicing acts and omissions of the Seller or any other servicer or any originator of the Mortgage Loans, or for any servicing related obligations or liabilities of any servicer under the Servicing Contract or the Ginnie Mae Guide or any Person under the Mortgage Loan Documents, or for any other obligations or liabilities of the Seller.

(c)                                  Upon the termination of the Seller as servicer under the Servicing Contract or Ginnie Mae Guide, the Seller shall remain liable to the Purchaser and Ginnie Mae for all liabilities and obligations incurred by the Seller while the Seller was acting as the servicer thereunder.

Section 7.02                             Base Servicing Fees.  The Seller agrees that, notwithstanding the provisions of the Servicing Contract and Ginnie Mae Guide, as between the parties hereto, the Seller shall be entitled to servicing fees on the Primary Portfolio and any Secondary Portfolio only to the extent of the applicable Base Servicing Fee and only to the extent that funds available for the payment of such Base Servicing Fee are available in the Portfolio Spread Custodial Account. Under no circumstances shall the Purchaser be liable to the Seller for the payment of any Base Servicing Fee. The portion of the Base Servicing Fee relating to a Secondary Portfolio Mortgage Loan shall begin to accrue as of the commencement of the Collection Period in which the related Assignment Date occurs but in no event shall such portion accrue on any day on which the portion of the Base Servicing Fee relating to the Primary Portfolio Mortgage Loan in respect of which such Secondary Portfolio Mortgage Loan became a Secondary Portfolio Mortgage Loan also accrue.

Section 7.03                             Reporting.  In connection with each Transaction, the Seller shall deliver to the Purchaser monthly reports, and afford the Purchaser access to information, at such times and in such form and substance as are set forth in the related Confirmation or as may reasonably be agreed between the Seller and the Purchaser.

Section 7.04                             Certain Awards.  If an award of damages is received by the Seller or the Purchaser as a result of a judgment, settlement or arbitration (including payment pursuant to a guaranty of an obligor) pursuant to a breach by the seller under the Transaction Asset Purchase Agreement for any Transaction, then (i) if such breach had an adverse effect on the value of the Primary Portfolio Total Spread or the Secondary Portfolio Total Spread, then the portion of such award attributable to the Primary Portfolio Retained Excess Spread or the Secondary Portfolio Retained Excess Spread, as applicable, shall be distributed to the Purchaser or its designee promptly and the remainder of such award shall be retained by the Seller and (ii) if such breach did not have an adverse effect on the value of the Primary Portfolio Total Spread or the Secondary Portfolio Total Spread, the Seller shall be entitled to the entirety of such award.

ARTICLE 8

LIABILITIES OF THE SELLER; INDEMNIFICATION

Section 8.01                             Liability of the Seller.  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Seller herein.

Section 8.02                             Merger or Consolidation of the Seller.

(a)  The Seller shall keep in full effect its existence, rights and franchises as an entity and maintain its qualification to service mortgage loans for HUD and comply with the laws of each State in which any Mortgaged Property is located to the extent necessary to protect the validity and enforceability of this Agreement, and to perform its duties under this Agreement. The Seller shall keep in full effect its existence, rights and franchises as an entity.

(b)                                 Any Person into which the Seller may be merged, converted, or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor shall have expressly assumed the duties of the Seller hereunder.

Section 8.03                             Indemnification by Seller.  The Seller shall indemnify the Purchaser and its directors, officers, employees and agents (the “Indemnified Parties”) and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain by reason of (A) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, the Servicing Contract or the Ginnie Mae Guide, (B) the Seller’s reckless disregard of its obligations or duties under this Agreement, the Servicing Contract or the Ginnie Mae Guide, (C) the Seller’s breach of its representations, warranties or covenants under this Agreement, the Servicing Contract or the

Ginnie Mae Guide, (D) Seller’s breach of a representation, warranty or covenant under, or Seller’s failure to comply with any obligation under, any agreement or obligation secured by a Purchaser’s right, title or interest in the Purchased MSR Excess Spread or any other rights or interests of the Purchaser under this Agreement, or (E) the Transactions being characterized by a court or governmental authority as anything other than an absolute transfer or sale. The Seller hereby grants the Purchaser a security interest in all of its right, title and interest in, to and under, whether now existing or in the future arising or acquired, (i) all Purchased MSR Excess Spread and all rights under this Agreement with respect to any Purchased MSR Excess Spread; (ii) the Portfolio Spread Custodial Account; (iii) all rights to payment of amounts due under this Agreement on account of or related to the Purchased MSR Excess Spread; (iv) all rights to reimbursement of Purchased MSR Excess Spreads and/or amounts due in respect thereof under the Servicing Contract and the Ginnie Mae Guide; (v) all records, instruments or other documentation evidencing any of the foregoing; (vi) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Seller’s rights, title and interest in and under the Purchased MSR Excess Spreads); and (vii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing, as security for the obligations of the Seller under this Section 8.03.

Section 8.04                             Indemnification by Purchaser.  The Purchaser shall indemnify the Seller and its directors, officers, employees and agents and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain by reason of (A) the Purchaser’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement (B) the Purchaser’s reckless disregard of its obligations or duties under this Agreement, (C) the Purchaser’s breach of its representations, warranties or covenants under this Agreement, or (D) the Transactions being characterized by a court or governmental authority as a sale of any portion of the Servicing Rights greater than Purchased MSR Excess Spread.

ARTICLE 9

MISCELLANEOUS

Section 9.01                             Notices.  All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

(i)                                     if to the Seller:

PennyMac Loan Services, LLC
Attn: Director, Servicing Operations
3043 Townsgate Road
Westlake Village, CA 91361

With a copy to:

PennyMac Loan Services, LLC
Attn: General Counsel
3043 Townsgate Road
Westlake Village, CA 91361

(ii)                                  if to the Purchaser:

PennyMac Holdings, LLC
Attn: Treasurer
3043 Townsgate Road
Westlake Village, CA 91361

With a copy to:

PennyMac Holdings, LLC
Attn: General Counsel
3043 Townsgate Road
Westlake Village, CA 91361

or such other address as may hereafter be furnished to the other parties by like notice.

Section 9.02                             Amendment.  Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

Section 9.03                             Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 9.04                             Binding Effect; Beneficiaries.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. No provision of this Agreement is intended or shall be construed to give to any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 9.05                             Headings.  The section and subsection headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

Section 9.06                             Further Assurances.  The Seller agrees to execute and deliver such instruments and take such further actions as the Purchaser may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 9.07                             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

Section 9.08                             Relationship of Parties.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. Without limiting the generality of the preceding statement, the servicing duties and responsibilities of the Seller shall be rendered by it as an independent contractor and not as an agent of the Purchaser. The Seller shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

Section 9.09                             Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.10                             No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.11                             Exhibits.  The exhibits to this Agreement are hereby incorporated and made a part hereof and form integral parts of this Agreement.

Section 9.12                             Counterparts.  This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 9.13                             WAIVER OF TRIAL BY JURY.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.14                             LIMITATION OF DAMAGES.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO ANY THIRD PARTY CLAIM MADE AGAINST A PARTY.

Section 9.15                             SUBMISSION TO JURISDICTION; WAIVERS.

EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS, FOR ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 9.16                             Independent Analysis of Purchaser.  Purchaser acknowledges that it has, independently and without reliance upon Seller and based on such documents and information as Purchaser has deemed appropriate, made the Purchaser’s own credit analysis and decision to purchase the applicable Participation Interest. Purchaser hereby acknowledges that (except as set forth hereinabove) Seller has made no representations or warranties with respect to the Purchased MSR Excess Spread or the Participation Interest, and that the Purchaser assumes all risk of loss in connection with its Participation Interest.

Section 9.17                             No Creation of a Partnership.  Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute Seller with Purchaser, a partnership, association, joint venture or other entity.

Section 9.18                             Article 8 Opt-In.  The Seller hereby irrevocably elects that each Participation Certificate shall constitute and shall remain a “security” for purposes of Article 8 of the Uniform Commercial Code.

Section 9.19                             Reserved.

Section 9.20                             Participation Certificate Register. The ownership of each Participation Interest shall be registered on a record of ownership (the “Participation Certificate Register”) maintained by Issuer, during the term of the PMH Repurchase Agreement (so long as the PC Repurchase Agreement remains in effect), and, thereafter, by Seller (the “Participation

Certificate Registrar”). Notwithstanding anything else in this Agreement to the contrary, the right to receive payments with respect to a Participation Interest hereunder may be transferred only if the Transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. The Seller shall be entitled to treat the registered holder of each Participation Interest (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in a Participation Interest or hereunder on the part of any other person or entity.

Section 9.21                             Expense Reserve.

Notwithstanding anything in Section 8.03, in the event that counsel or independent accountants for a Protected REIT determine that there exists a material risk that any amounts due to the Purchaser under Section 8.03 hereof would be treated as Nonqualifying Income for such Protected REIT upon the payment of such amounts to the Purchaser, the amount paid to the Purchaser, pursuant to this Agreement in any tax year shall not exceed the maximum amount that can be paid to the Purchaser in such year without causing such Protected REIT to fail to meet the REIT Requirements for such year, determined as if the payment of such amount were Nonqualifying Income as determined by such counsel or independent accountants to such Protected REIT. If the amount payable for any tax year under the preceding sentence is less than the amount which the Person obligated to make payment under Section 8.03 would otherwise be obligated to pay to the Seller or the Purchaser, as the case may be, pursuant to such Section 8.03 of this Agreement (the “Expense Amount”), then: (1) such obligated Person shall place the Expense Amount into an escrow account (the “Expense Escrow Account”) using an escrow agent and agreement reasonably acceptable to the Purchaser and shall not release any portion thereof to the Purchaser, and the Purchaser, shall not be entitled to any such amount, unless and until the Purchaser, delivers to such obligated Person, at the sole option of such Protected REIT, (i) an opinion (an “Expense Amount Tax Opinion”) of such Protected REIT’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income, (ii) a letter (an “Expense Amount Accountant’s Letter”) from such Protected REIT’s independent accountants indicating the maximum amount that can be paid at that time to the Purchaser, without causing such Protected REIT to fail to meet the REIT Requirements for any relevant taxable year, or (iii) a private letter ruling issued by the IRS to such Protected REIT indicating that the receipt of any Expense Amount hereunder will not cause such Protected REIT to fail to satisfy the REIT Requirements (a “REIT Qualification Ruling” and, collectively with an Expense Amount Tax Opinion and an Expense Amount Accountant’s Letter, a “Release Document”); and (2) pending the delivery of a Release Document by the Purchaser, to such obligated Person, the Purchaser, shall have the right, but not the obligation, to borrow the Expense Amount from the Escrow Account pursuant to a loan agreement (an “Indemnity Loan Agreement”) reasonably acceptable to the Purchaser, that (i) requires such obligated Person to lend the Purchaser, immediately available cash proceeds in an amount equal to the Expense Amount (an “Indemnity Loan”), and (ii) provides for (A) a commercially reasonable interest rate and commercially reasonable covenants, taking into account the credit standing and profile of the Purchaser, as the case may be, or any guarantor of the Purchaser, as the case may be, including such Protected REIT, at the time of such Indemnity Loan, and (B) a 15 year maturity with no periodic amortization.

Section 9.22                             Survival.  This Agreement and the Transactions, and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto, shall survive the date hereof and each Transaction Settlement Date.

Section 9.23                             Amendment and Restatement.  The terms and provisions of the Existing Agreement shall be amended and restated in their entirety by the terms and provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

PENNYMAC LOAN SERVICES, LLC (Seller)

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page — Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement

PENNYMAC HOLDINGS, LLC (Purchaser)

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page — Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement

EXHIBIT A

(Form of Confirmation)

CONFIRMATION

OF SPREAD ACQUISITION TRANSACTION UNDER
MASTER SPREAD ACQUISITION AND MSR SERVICING AGREEMENT

PARTIES:                                       PennyMac Loan Services, LLC (Seller)

PennyMac Holdings, LLC (Purchaser)

DATE:                                                                               ,

RE:                                                                           Spread Acquisition — Pool No. [   ]

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between PennyMac Loan Services, LLC and PennyMac Holdings, LLC on the Transaction Settlement Date specified below. This letter agreement is a “Confirmation” as described in the Master Agreement (as defined below) .

The definitions and provisions contained in the Master Agreement are incorporated into this Confirmation. In the event of any inconsistency between the Master Agreement and this Confirmation, this Confirmation will govern. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Master Agreement.

This Confirmation supplements, forms part of and is subject to the Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement dated as of December 19, 2016, between PennyMac Loan Services, LLC, as seller, and PennyMac Holdings, LLC, as purchaser, as amended and supplemented from time to time (the “Master Agreement”). All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

Transaction Portfolio:	As set forth in Schedule I hereto.

Transaction Settlement Date:	, 20 .

Transaction Purchase Price Percentage:	%

Transaction Asset Purchase Agreement:

Transaction Threshold Percentage:	[ %]

Retained Spread Rate:	[ %]

Cut-off Date:	, 20 .

Other:

In the event Seller, whether voluntarily or involuntarily, transfers the Servicing Rights related to the Mortgage Loans in any Primary Portfolio or any Secondary Portfolio and receives any termination fee or other compensation or proceeds in connection with such transfer (the “Transfer Proceeds”) or recovers under any purchase agreement governing the acquisition of Servicing Rights related to such Purchased MSR Excess Spread any indemnity or reimbursement proceeds or other amounts relating to the purchase price of such Servicing Rights, including, without limitation, any amounts recovered with respect to early payoffs or early payment defaults (the “Recovery Proceeds” and, together with the Transfer Proceeds, the “Servicing Rights Proceeds”), Seller shall remit to Purchaser an amount equal to the product of (a) such Servicing Rights Proceeds, multiplied by (b) a fraction, the numerator of which is the Transaction Purchase Price allocable to the Primary Portfolio Excess Spread relating to such Servicing Rights and the denominator of which is the actual purchase price paid by the Seller for such Servicing Rights.

Accepted and confirmed as of the date first written above:

SELLER:	PENNYMAC LOAN SERVICES, LLC

By:
Name:
Title:

PURCHASER:	PENNYMAC HOLDINGS, LLC

By:
Name:
Title:

SCHEDULE I

TO CONFIRMATION DATED           , 20
UNDER THE SECOND AMENDED AND RESTATED MASTER

SPREAD ACQUISITION AND MSR SERVICING AGREEMENT

DATED AS OF DECEMBER 19, 2016

EXHIBIT B

FORM OF PARTICIPATION CERTIFICATE

This is a participation interest certificate (“Participation Certificate”) evidencing a participation interest granted to CITIBANK, N.A. (“Indenture Trustee”), not in its individual capacity, and for the benefit and security of the Noteholders (as such term is defined in the Base Indenture, dated as of December 19, 2016, among PNMAC GMSR ISSUER TRUST, as the issuer, the Indenture Trustee, as indenture trustee, as calculation agent, as paying agent and as securities intermediary, Company, as administrator and servicer, Credit Suisse First Boston Mortgage Capital LLC, as the administrative agent and Pentalpha Surveillance LLC, as the credit manager, as amended, restated, supplemented or otherwise modified from time to time) and the Indenture Trustee (the “Participant”) in the in the Primary Portfolio Excess Spread, the Secondary Portfolio Excess Spread, the Primary Portfolio Collections, the Secondary Portfolio Collections, the Primary Portfolio Termination Payments and the Secondary Portfolio Termination Payments, in each case, related to the Portfolio Mortgage Loans identified on Schedule I attached hereto, and as more particularly described in the Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 19, 2016 (as amended, restated, supplement or otherwise modified from time to time, the “Participation Agreement”), by and among PENNYMAC LOAN SERVICES, LLC (“Seller”) and PENNYMAC HOLDINGS, LLC (“Purchaser”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Participation Agreement.

Pursuant to the terms of the Participation Agreement, Seller hereby grants a Participation Interest in the Primary Portfolio Excess Spread, the Secondary Portfolio Excess Spread, the Primary Portfolio Collections, the Secondary Portfolio Collections, the Primary Portfolio Termination Payments and the Secondary Portfolio Termination Payments, in each case, related to the Portfolio Mortgage Loans identified on Schedule I attached hereto initially to Purchaser and thereafter to Participant:

Certificate No. 2	Percentage Interest: 100%

THIS PARTICIPATION CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS PARTICIPATION CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11 OF THE PARTICIPATION AGREEMENT (AS DEFINED HEREIN).

The Seller hereby irrevocably elects that this Participation Certificate shall constitute and shall remain a “security” for purposes of Article 8 of the Uniform Commercial Code.

This Participation Certificate is subject to the terms, provisions and conditions of the Participation Agreement, as to each of which the holder of this Participation Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound.

This Participation Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law, which shall govern), and the obligations, rights and remedies of the holder hereof shall be determined in accordance with such laws.

[SIGNATURE FOLLOWS]

IN WITNESS WHEREOF, the Seller has caused this Participation Certificate to be duly executed.

PENNYMAC LOAN SERVICES, LLC

By:
Name: Pamela Marsh
Title: Managing Director, Treasurer

Address for Notices:

PENNYMAC LOAN SERVICES, LLC
3043 Townsgate Road
Westlake Village, CA 91361
Attention: Treasurer
Phone Number: 805 330-6059; 818 746-2877
E-mail:	pamela.marsh@pnmac.com;
kevin.chamberlain@pnmac.com

With a copy to:

PENNYMAC LOAN SERVICES, LLC
3043 Townsgate Road
Westlake Village, CA 91361
Attention: General Counsel

ASSIGNMENT AND ASSUMPTION

FOR VALUE RECEIVED, the undersigned Assignor hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of Assignee)

the Participation Interest evidenced by the within Participation Certificate and hereby authorize(s) the registration of transfer of such Participation Interest to the above named assignee on the participation register of the Seller. The Participation Certificate is subject to the terms, provisions and conditions of the Participation Agreement.

I (we) further direct the issuance of a new certificate of a like percentage interest and class to the above named assignee and delivery of such certificate to the following address:

Dated:

Signature by or on behalf of Assignor

ACCEPTANCE:

The undersigned Assignee hereby accepts and assumes all of the rights, interests and obligations of the Participation Interest holder under the Participation Agreement pursuant to which the participation interest transferred hereby was created. The undersigned Assignee hereby makes the representations and warranties contained in Section 5 of the Participation Agreement to Seller and to the Assignor.

Dated:

Signature by or on behalf of Assignee

DISTRIBUTION INSTRUCTIONS

Assignee should include the following for purposes of distribution of any proceeds of a Participation Interest:

Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to                                                                                                            for the account of                                                                               .

Distributions made by check (such check to be made payable to                                       and all applicable statements and notices should be mailed to                                                                                                                                                                               .

This information is provided by                          , the assignee named above, or                                      , as its agent.

SCHEDULE I
TO PARTICIPATION CERTIFICATE

Schedule to be updated from time to time and identify the related Portfolio Mortgage Loans.

EXHIBIT C

(Form of Assignment)

PennyMac Loan Services, LLC (the “Transferor”), hereby assigns, conveys and otherwise transfers to PennyMac Holdings, LLC (the “Transferee”) all of the Transferor’s right, title and interest in, to and under the [Primary][Secondary] Portfolio Excess Spread for the residential mortgage loans set forth in Annex A attached hereto which shall be deemed to be a supplement to the Participation Certificate issued pursuant to the Participation Agreement (as defined below). Capitalized terms used and not defined in this instrument have the meanings assigned to them in the Second Amended and Restated Master Spread Acquisition and MSR Servicing Agreement dated as of December 19, 2016, between the Transferor and the Transferee, as supplemented and amended by the Confirmation dated      , between such parties (the “Participation Agreement”).

If the conveyance of such [Primary][Secondary] Portfolio Excess Spread is characterized by a court or governmental authority as security for a loan rather than an absolute transfer or sale, the Transferor will be deemed to have granted to the Transferee, and the Transferor hereby grants to the Transferee, a security interest in all of its right, title and interest in, to and under whether now existing or in the future arising or acquired, all Primary Portfolio Collections, Secondary Portfolio Collections, and the Portfolio Spread Custodial Account and all proceeds thereof as security for a loan in an amount equal to the value of such [Primary][Secondary] Portfolio Excess Spread.

PENNYMAC LOAN SERVICES, LLC
(Transferor)

By:
Name:
Title:

C-1

EXHIBIT D

(Representations and Warranties of the Seller)

(a)                                 Due Organization and Good Standing. The Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged.

(b)                                 No Violation of Organizational Documents or Agreements. The execution and delivery of this Agreement by the Seller, and the performance and compliance with the terms of this Agreement by the Seller, will not violate the Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which the Seller is a party or which is applicable to it or any of its assets.

(c)                                  Full Power and Authority. The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d)                                 Binding Obligation. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)                                  No Violation of Law, Regulation or Order. The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or, to the Seller’s knowledge, any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

(f)                                   No Material Litigation. No litigation is pending or, to the best of the Seller’s knowledge, threatened against the Seller that, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

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(g)                                  No Consent Required. Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Seller under this Agreement.

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EXHIBIT E

(Representations and Warranties of the Purchaser)

(a)                                 Due Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization and has the power and authority to own its assets and to transact the business in which it is currently engaged.

(b)                                 No Violation of Organizational Documents or Agreements. The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which the Purchaser is a party or which is applicable to it or any of its assets.

(c)                                  Full Power and Authority. The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d)                                 Binding Obligation. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)                                  No Violation of Law, Regulation or Order. The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or, to the Purchaser’s knowledge, any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(f)                                   No Material Litigation. No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

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(g)                                  No Consent Required. Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Purchaser under this Agreement.

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